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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     ______________________


                            --------
                            FORM 8-K
                            --------


                         CURRENT REPORT
               PURSUANT TO SECTION 13 OF 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934


                          JULY 2, 1996
               -----------------------------------
                         Date of Report
                (Date of earliest event reported)


                             1-7744
                      ---------------------
                    (Commission File Number)


                   PACIFIC SCIENTIFIC COMPANY
       --------------------------------------------------
       (Exact name of registrant as specified in charter)


                           CALIFORNIA
         ----------------------------------------------
         (State or other jurisdiction of incorporation)


                           94-0744970
                    ------------------------
                    (IRS Employer ID Number)


 620 Newport Center Drive, Suite 700, Newport Beach, California
 --------------------------------------------------------------
            (Address of principal executive offices)


                              92660
                           ----------
                           (Zip Code)


                         (714) 720-1714
      ----------------------------------------------------
      (Registrant's telephone number, including area code)

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ITEM 5)  OTHER EVENTS
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On July 2, 1996, Pacific Scientific Company (the "Company")
announced a restructuring of its Solium subsidiary. The charge for restructuring and other related charges will be approximately $7.5 millon ($4.5 million after taxes, or approximately 36 cents per share). The charge will be recognized in the Company's second quarter of the current fiscal year, ended June 28, 1996.

Revenues from the Company's base business, excluding Solium products, are approximately $72 million in the second quarter, ended June 28, 1996, and the Company expects net income to be approximately 18 to 20 cents per share. Solium losses and the restructuring charges will approximate 15 cents and to 36 cents per share, respectively, for an anticipated quarterly net loss of approximately 32 cents per share.

Attached hereto and incorporated herein is a copy of the Company's press release dated July 2, 1996 regarding the restructuring of the Company's Solium subsidiary.


ITEM 7)   FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION AND EXHIBITS
- --------------------------------------------

(a)    Financial Statements of Business Acquired.   None.

(b)    Pro Forma Financial Information.   None.

(c)    Exhibits.

       The following exhibit is filed with this report:

           20    Press Release


SIGNATURES
- ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC SCIENTIFIC COMPANY,
a California corporation


By:         //s// Richard V. Plat
   ----------------------------------------
   Richard V. Plat, Secretary

Dated:     July 12, 1996
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